Exhibit 32.1

Section 906 Certification of Chief Executive Officer and Chief Financial Officer

In connection with the Annual Report of Strategic Hotel Capital, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-K”), Laurence S. Geller, the Chief Executive Officer of the Company and James E. Mead, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 4, 2005

/s/ Laurence S. Geller
Laurence S. Geller Chief Executive Officer

/s/ James E. Mead
James E. Mead Chief Financial Officer